Exhibit 23.2

Michael I. Daszkal, CPA, P.A.                                                                2401 N.W. Boca Raton Boulevard
Jeffrey A. Bolton, CPA, P.A.                   [GRAPHIC OMITTED]                                       Boca Raton, FL 33431
Timothy R. Devlin, CPA, P.A.                    DaszkaBolton LLP                                            t: 561.367.1040
Michael S. Kridel, CPA, P.A.               CERTIFIED PUBLIC ACCOUNTANTS                                     f: 561.750.3236
Marjorie A. Horwin, CPA, P.A.                                                                         www.daszkalbolton.com



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
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We consent to the use in this Registration Statement on Form S-1 of our report dated April 10, 2002, related to the financial statements of 99 Cents Stuff, Inc. and to the reference to our firm under the caption "experts" in the Prospectus.




                                                          /s/Daszkal Bolton LLP


Boca Raton, Florida
September 6, 2002






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